UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30093	51-0380839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Sorrento Valley Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 320-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on July 12, 2010, Finjan, Inc. filed a lawsuit against Websense, Inc. (the “Company”) in the United States District Court for the District of Delaware, alleging that the Company’s Websense Web Filter, Websense Web Security and Websense Web Security Gateway products infringed Finjan’s U.S. Patent No. 6,092,194 (“194 Patent”). Finjan subsequently withdrew its contention that Websense Web Filter and Websense Web Security infringed the 194 Patent, but accused additional products of infringing the 194 Patent in response to discovery and in expert reports, namely TRITON Enterprise, TRITON Security Gateway Anywhere, Websense Web Security Gateway Anywhere, Websense Hosted Web Security Gateway and the Websense V-Series appliances. Finjan sought an injunction from further infringement of the 194 Patent and damages.

The jury trial commenced on November 30, 2012 and a verdict was returned on December 20, 2012. The jury delivered a verdict in favor of the Company, finding that none of the accused products sold by the Company infringe the 194 Patent and that the 194 Patent is invalid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: December 20, 2012	/s/ Michael A. Newman
Michael A. Newman
Chief Financial Officer (principal financial and accounting officer)